Exhibit 10.35

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of October 2, 2006, is made by GMH COMMUNITIES, LP, a Delaware limited partnership (the “Borrower”), COLLEGE PARK MANAGEMENT, LLC, a Florida limited liability company, GMH COMMUNITIES SERVICES, INC., a Delaware corporation, GMH COMMUNITIES TRUST, a Maryland real estate investment trust, GMH COMMUNITIES TRS, INC., a Delaware corporation, GMH MILITARY HOUSING INVESTMENTS, LLC, a Delaware limited liability company, COLLEGE PARK MANAGEMENT TRS, INC., a Delaware corporation and GMH MILITARY HOUSING, LLC, a Delaware limited liability company (together with the Borrower, each a “Grantor”, collectively, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Secured Party”).

RECITALS

Pursuant to the Loan Agreement, dated as of October 2, 2006 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower and Secured Party, the Secured Party has agreed to make a loan (consisting of an Initial Advance and Additional Advances to be made after the date hereof) (the “Loan”) to the Borrower upon the terms and subject to the conditions set forth therein.  It is a condition precedent to the obligation of the Secured Party to make the loan to the Borrower under the Loan Agreement that each Grantor shall have executed and delivered this Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Loan Agreement and to induce the Secured Party to make the Loan to the Borrower under the Loan Agreement, each Grantor hereby agrees with the Secured Party, as follows:

1.     Defined Terms.  (a)  Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Account(s), Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds, Securities Account and Supporting Obligations; and the following terms shall have the following meanings:

“Account Control Agreement”: with respect to any Deposit Account, a control agreement in a form approved by the Lender, as amended, supplemented or otherwise modified from time to time.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2 of this Agreement (and shall not include any Excluded Collateral).

“Collateral Account”:  any collateral account established by the Secured Party as provided in Section 3(d) or 8.

“Copyright”: (a)  any copyright in any original work of authorship fixed in any tangible medium of expression (including, without limitation, any thereof referred to on Schedule V hereto),

including, without limitation, all databases, source codes, object codes and manuals, whether published or unpublished, whether now or hereafter existing, and whether in the United States or any other country, and all applications, registrations, renewals, extensions and recordings relating thereto filed in the United States Copyright Office or in any other governmental office or agency in the United States or any other country or political subdivision thereof, in each case in which any Grantor has any right, title or interest, whether as author, assignee, transferee or otherwise, and all other rights which any Grantor presently has or hereafter acquires pursuant to any Copyright License relating to any such copyright, including, without limitation, copyright assignments, and exclusive and nonexclusive licenses, and (b) all right, title and interest of any Grantor in all physical materials embodying any work with respect to which any Grantor owns or holds rights in any Copyright or Copyright License.

“Copyright License”: (a) any agreement, written or oral, naming any Grantor as licensor or licensee, granting any right in or to any Copyright or copyright registration in the United States or any foreign country (including, without limitation, any thereof referred to on Schedule V hereto) or (b) any and all present and future agreements, including, without limitation, assignments and consents, as any such agreements may from time to time be amended or supplemented, pursuant to which any Grantor now has or hereafter acquires any direct or beneficial interest in any Copyright, or is a grantor of rights to any third party with respect to any copyright, whether as a party to any such agreement or as an assignee of any rights under any such agreement (including, without limitation, any thereof referred to on Schedule V hereto) excluding, however, non-exclusive computer software licenses.

“Deposit Account”: a “deposit account” as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including without limitation any demand, time, savings, passbook or like account maintained with any depositary institution.

“Excess Cash Flow Receivables”:  all of Borrower’s right, title and interest in all amounts to be paid, and all amounts paid, from time to time to any Grantor pursuant to the Excess Cash Flow Direction Letter.

“Excluded Assets”: any asset of any Grantor described in clauses (i) through (xx) of the definition of “Collateral” to the extent that the grant of a security interest therein pursuant to this Agreement (i) is prohibited by any contract, agreement, instrument or indenture in existence as of October 2, 2006 of any Grantor or any Subsidiary of such Grantor to the extent such prohibition is applicable to such Grantor, (ii) would terminate any contract, agreement, instrument or indenture of the Grantor or its Subsidiaries or give any other party thereto or to any such contract, agreement, instrument or indenture the right to terminate such party’s obligations under any such contract, agreement, instrument or indenture, (iii) is permitted only with the consent of any other Person, which consent has not been obtained, or (iv) would result in, or require, the creation of any Lien on any portion of the Collateral pursuant to the terms of any contract, agreement, instrument or indenture of such Grantor, but only, in the case of each of subclauses (i) through (iv), to the extent that any such prohibition, limitation or restriction would be effective under applicable law (including, without limitation, as provided under Sections 9-406 and 9-408 of the Code).

“GMH Facility Account”: a Deposit Account established by each Grantor in accordance with the requirements of this Agreement with respect to which the applicable Grantor(s) shall execute and deliver, and cause to be delivered, an Account Control Agreement.

“Patent License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, and all rights of any Grantor under such agreement.

“Patents”: (a) all letters patent of the United States or any other country, including patents, design patents and utility models, and all registrations and recordings thereof, (b) all applications for letters patent of the United States or any other country and (c) all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the inventions disclosed or claimed therein, including the right to make, sell and/or use the inventions disclosed or claimed therein; including, without limitation.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account), including, without limitation, all Excess Cash Flow Receivables.

“Trademark License”: any agreement, written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, all prints or labels on which any of the foregoing appear, and all designs and general intangibles of a like nature, and the goodwill associated therewith or symbolized thereby, and all other assets, rights and interests that uniquely embody such goodwill, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and (b) all extensions or renewals thereof.

(b)           The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule. Annex, and Exhibit references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.             Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Secured Party a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Receivable;
(ii)	all Accounts;
(iii)	all Chattel Paper;
(iv)	all Copyrights;
(v)	all Copyright Licenses;
(vi)	all Deposit Accounts;
(vii)	all Documents;
(viii)	all Equipment;
(ix)	all General Intangibles;
(x)	all Instruments;
(xi)	all Inventory;
(xii)	all Investment Property;
(xiii)	all Letter of Credit Rights;
(xiv)	all Patents;

(xv)	all Patent Licenses;
(xvi)	all Securities Accounts, and all Investment Property held therein or credited thereto;
(xvii)	all Trademarks;
(xviii)	all Trademark Licenses;
(xix)	all Goods and other property not otherwise described above;
(xx)	all books and records pertaining to the Collateral;
(xxi)

to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing, provided, that the Collateral shall not include the Excluded Assets.

3.             Certain Matters Respecting Receivables.

(a)             Grantors Remain Liable under Receivables.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable.  Secured Party shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to such Receivable pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           Communication with and Notice to Receivable Obligors. The Secured Party may at any time communicate with obligors under the Receivables to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any Receivables. Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify account debtors on the Receivables that the Receivables have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

(c)           Analysis of Receivables.  The Secured Party shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such reasonable assistance and information as the Secured Party may require in connection therewith.  Not more than once per calendar year (or otherwise during the occurrence of an Event of Default), upon the Secured Party’s request and at the expense of the Grantors, each Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.  The Secured Party may in its own name or in the name of others communicate with account debtors on the Receivables to verify with them to its satisfaction the existence, amount and terms of any Receivables.

(d)           Collections on Receivables.  Except as provided in clause (e) of this Section 3, the Secured Party hereby authorizes each Grantor to collect the Receivables.  If required by the Secured Party at any time when an Event of Default shall have occurred and be continuing, any payments of Receivables, when collected by any Grantor, shall be forthwith (and, in any event, within two Business

Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Secured Party, segregated from other funds of the Grantors.  Upon request, each Grantor shall provide a report identifying in reasonable detail each deposit of any such Proceeds, including the nature and source of the payments included in the deposit.  All Proceeds constituting collections of Receivables while held by the Secured Party (or by any Grantor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by the Grantors and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party shall apply all or any part of the funds on deposit in said Collateral Account on account of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Grantors or to whomsoever may be lawfully entitled to receive the same.  At the Secured Party’s request, each Grantor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts. At any time during the continuance of an Event of Default, each Grantor will cooperate with the Secured Party to establish a system of lockbox accounts, under the sole dominion and control of the Secured Party, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

(e)           Excess Cash Flow Receivables.  Upon the occurrence of an Event of Default, the Secured Party shall establish the GMH Facility Account.  The GMH Facility Account shall be in the name of the Secured Party, shall be subject to the sole dominion and control of the Secured Party, and no Grantor shall have any right of withdrawal therefrom.  On or prior to the Closing Date, the Borrower and each applicable Subsidiary shall have executed and delivered the Excess Cash Flow Direction Letter.  Pursuant to the Excess Cash Flow Direction Letter, all payments on Excess Cash Flow Receivables (which shall occur through a series of distributions as more particularly described in the Excess Cash Flow Direction Letter) shall, from and after the occurrence of an Event of Default, be made by wire transfer directly to the GMH Facility Account.  The Secured Party shall retain all proceeds of the Excess Cash Flow Receivables in the GMH Facility Account and shall be entitled to apply them to the Obligations (whether matured or unmatured) in such manner as the Secured Party may elect.

4.             Representations and Warranties.  Each Grantor hereby represents and warrants that:

(a)           Title; No Other Liens.  Except for the Liens granted to the Secured Party for the ratable benefit of the Secured Party pursuant to this Agreement, and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party, for the ratable benefit of the Secured Party, pursuant to this Agreement or as may be permitted pursuant to the Loan Agreement.

(b)           Perfected First Priority Liens.  The Liens granted pursuant to this Agreement will constitute perfected Liens in favor of the Secured Party in the Receivables and in the Collateral as collateral security for the Obligations, (i) with respect to all Collateral, except as provided in clauses (ii) and (iii) below, when financing statements have been filed in the offices in the jurisdictions where the Grantor is organized as set forth on Schedule I, (ii) solely with respect to Collateral constituting Investment Property evidenced by certificates, all of which are listed on Schedule II, if any, when such certificates have been delivered to the Lender, and (iii) solely with respect to Collateral consisting of the Deposit Accounts listed in Schedule III, if any, when each such Deposit Account becomes subject to the applicable Account Control Agreement, which Liens are prior to all other Liens on the Collateral created by the Grantors and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from any Grantor and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property.  To the extent the same constitutes Collateral, each Grantor shall cause each of the Deposit Accounts and Security Accounts set forth on Schedule III, if any, to be subject to an Account Control Agreement on or before October       , 2006.

(c)           Receivables.  The amount represented by each Grantor to the Secured Party from time to time as owing by each obligor or by all obligors in respect of the Receivables will at such time be the correct amount actually owing by such obligor or obligors thereunder.  No amount payable to any Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.  The place where each Grantor keeps its records concerning the Receivables is specified for such Grantor on Schedule I.

(d)           Inventory and Equipment.  The Inventory and the Equipment are kept at the locations listed on Schedule IV hereto.

(e)           Chief Executive Office.  Each Grantor’s chief executive office and chief place of business is, and for the four (4) months preceding the date hereof has been, located at the place specified for such Grantor on Schedule I.

(f)            Jurisdiction of Organization.  Each Grantor is a “registered organization” as defined in the Code and is organized as the type of entity, as under the laws of the jurisdiction, specified for such Grantor on Schedule I.

(g)           Name.  (i) The exact legal name of each Grantor is as specified for such Grantor on Schedule I; and (ii) no Grantor has done business under a previous name, assumed name or trade name, except as specified for such Grantor on Schedule I.

(h)           Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

(i)            Insurance Policies.  None of the Collateral constitutes an interest or claim in or under any policy of insurance or contract for annuity, except to the extent the same constitutes Proceeds.

(j)            Copyrights, Patents and Trademarks.  Schedule V hereto includes all Copyrights and Copyright Licenses owned by each Grantor in its own name as of the date hereof.  Schedule VI hereto includes all Patents and Patent Licenses owned by each Grantor in its own name as of the date hereof.  Schedule VII hereto includes all Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof.  To the best of each Grantor’s knowledge, each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned.  Except as set forth in Schedules V, VI or VII, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark.  Except as disclosed on Schedules V, VI or VII, no action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.

(k)           Governmental Obligors.  None of the obligors on any Receivables is a Governmental Authority.

(l)            Deposit Accounts and Securities Accounts.  All Deposit Accounts and Securities Accounts with respect to each Grantor are listed on Schedule III, including the institution at which such Deposit Account or Securities Account is established, the purpose thereof, the name thereon, and the account number thereof.  Each Grantor agrees that at no time after the date that is fifteen (15) days after the Closing Date, may the aggregate amount of funds held in such Deposit Accounts of the Grantors and Investment Property held in Securities Accounts which are not subject to Account Control Agreements exceed $100,000; provided that this requirement shall not apply to amounts held in the payroll account to the extent such amounts are held therein solely for the purposes of disbursing payroll in a manner consistent with past practices (it being understood that any cash and/or Investment Property held therein in excess of the amount required shall be transferred to a Deposit Account and/or Securities Account which is subject to an Account Control Agreement).  Each Grantor agrees that it will not transfer assets out of any Securities Account, or transfer any Securities Account to another securities intermediary, unless such Grantor, the Lender, and the substitute securities intermediary have entered into an Account Control Agreement.  No arrangement contemplated hereby or by any Account Control Agreement in respect of any Securities Account or other Investment Property shall be modified by any Grantor without the prior written consent of the Lender.  Upon the occurrence and during the continuance of an Event of Default, the Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to an account specified by the Lender (including any Collateral Account).

Each of the foregoing representations and warranties set forth in this Section 4 apply only to the extent that they are applicable to Collateral.

5.             Covenants.  Each Grantor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a)           Maintenance of Perfected Security Interests; Further Documentation; Pledge of Instruments and Chattel Paper.  Each Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4(b) hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.  At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions (including, without limitation, entering into, and using its best efforts to cause any relevant third party to enter into, one or more control agreements) necessary to enable the Secured Party to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.  Each Grantor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Grantors to the extent permitted by applicable law.  Any such financing statement may, at the option of the Secured Party, describe the property covered thereby and “all assets” or “all personal property” of such Grantor, or may use a similar description.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Chattel Paper or Certified Security, such Instrument, Chattel Paper or Certified Security shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

(b)           Indemnification.  Each Grantor agrees, jointly and severally, to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses actually incurred) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.  In any suit, proceeding or action brought by the Secured Party under any Receivable for any sum owing thereunder, or to enforce any provisions of any Receivable, each Grantor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Grantor.

(c)           Maintenance of Records.  Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  To the extent requested by the Secured Party, each Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby.  Upon the occurrence and during the continuance of an Event of Default, each Grantor shall turn over any books and records pertaining to the Collateral to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

(d)           Right of Inspection.  Upon reasonable notice, the Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Secured Party or its respective representatives may examine the same, take extracts therefrom and make photocopies thereof (subject tot eh terms of Section 10.24 of the Loan Agreement), and each Grantor agrees to render to the Secured Party, at the Grantors’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Secured Party and its representatives shall, upon reasonable notice, also have the right during normal business hours to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

(e)           Compliance with Laws, etc.  Each Grantor will comply in all material respects with all Applicable Laws applicable to the Collateral or any part thereof or to the operation of such Grantor’s business; provided, however, that each Grantor may contest any Applicable Laws in any reasonable manner which shall not, in the reasonable opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its Liens on the Collateral.

(f)            Compliance with Terms of Contracts, etc.  Each Grantor will perform and comply in all material respects with all its obligations under all its contractual obligations relating to the Collateral.

(g)           Payment of Obligations.  Each Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on such Grantor’s books in accordance with GAAP.

(h)           Limitation on Liens on Collateral.  No Grantor will create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i)            Limitations on Dispositions of Collateral.  No Grantor will sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business or as otherwise permitted by the Loan Agreement.

(j)            Limitations on Modifications of Agreements Giving Rise to Receivables; Exercise of Rights; Notices.  No Grantor will (i) other than in the ordinary course of business as generally conducted by such Grantor over a period of time, amend, modify, terminate or waive any provision of any agreement giving rise to a Receivable (including, in respect of the Excess Cash Flow Receivables, any related mortgage loan documents) in any manner which could reasonably be expected to materially adversely affect the value of such Receivable as Collateral, (ii) other than in the ordinary course of business as generally conducted by such Grantor over a period of time, fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to a material Receivable.

(k)           Limitations on Discounts, Compromises, Extensions of Receivables.  Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Receivable, (ii) compromise, compound or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, or (iv) allow any credit or discount whatsoever on any Receivable.

(l)            Maintenance of Equipment.  Each Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except that such Grantor’s obligations pursuant to this Section 5(l) shall not extend to obsolete Equipment.

(m)          Maintenance of Insurance.  Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring each Grantor and the Secured Party against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently, with losses payable to any Grantor and the Secured Party as its interest may appear or, in the case of liability insurance, showing the Secured Party as additional insured parties.  Each Grantor shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance at the beginning of each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request.

(n)           Further Identification of Collateral.  Each Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(o)           Notices.  Each Grantor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(p)           Changes in Locations, Name, etc.  No Grantor will, without giving the Secured Party reasonable advance notice of the same, (i) change the location of its jurisdiction of organization, as defined in the Uniform Commercial Code of any relevant jurisdiction from that specified in Section 4(f) or remove its books and records concerning the Receivables from the location specified in Section 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule IV hereto, (iii) change its name, identity or corporate or limited liability company structure or (iv) reorganize under the laws of another jurisdiction or as a different type of entity.

(q)           Patents, Trademarks and Copyrights.

(i)            Each Grantor (either itself or through licensees) will (i) continue to use each in a manner sufficient to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii)           No Grantor will do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

(iii)          Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve such Grantor’s material rights under all applicable copyright laws.

(iv)          Each Grantor will notify the Secured Party immediately if it knows, or has reason to know, that any material Patent, Trademark or Copyright or any application or registration relating to any thereof may become abandoned, lost or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal or similar office in any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

(v)           Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or shall file an application for registration of any Copyright with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Secured Party within fifteen (15) Business Days.

(vi)          Each Grantor shall from time to time execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may reasonably request (including, without limitation, one or more Notice of Security Interest in Patents, one or more Memorandum of Security Agreement - Trademarks and one or more Copyright Security Agreements — Short Form, in each case in a form reasonably requested by Secured Party and with appropriate completions and schedules) to evidence the Secured Party’s security interest for the ratable benefit of the Secured Party in any Patent, Trademark or Copyright and the goodwill and General Intangibles of the Grantors relating thereto or represented thereby, and each Grantor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, such power being coupled with an interest is irrevocable until the Obligations are paid in full.

(vii)         Each Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, timely filing of applications for renewal, affidavits of use and affidavits of incontestability and payment of maintenance fees.

(viii)        In the event that any material Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, each Grantor shall promptly notify the Lender after it learns thereof and, at the Grantors’ sole expense, shall, unless the Grantors shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to the Grantors, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantors shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

(ix)           Upon and during the continuance of an Event of Default and at the reasonable request of the Secured Party, each Grantor shall use its reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s rights, title and interest thereunder to the Secured Party or its designee.

(r)    Inventory.  None of the Inventory of any Grantor shall be evidenced by a warehouse receipt.

6.             Agent’s Appointment as Attorney-in-Fact.

(a)           Powers.  Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Grantor and in the name of each Grantor or in its own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this

Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of each Grantor, without notice to or assent by any Grantor, to do the following:

(i)            in the name of each Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, Chattel Paper, General Intangible or Excess Cash Flow Receivable or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account, Instrument, Chattel Paper, General Intangible or Excess Cash Flow Receivable or with respect to any other Collateral whenever payable;

(ii)           to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(iii)          in the case of any Patent, Trademark or Copyright, to execute and deliver any and all agreements, instruments, documents and papers as the Lender may request to evidence the Lenders’ security interest in such Patent, Trademark or Copyright and the goodwill and general intangibles of the Grantors relating thereto or represented thereby;

(iv)          to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (G) to assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such matter, as the Lender shall in its reasonable discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and the Grantors’ expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s, Liens thereon for the ratable benefit of the Secured Party and to effect the intent of this Agreement, all as fully and effectively as the Grantors might do.

Anything in this Section 6(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing.

Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

(b)           No Duty on Secured Party’s Part.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7.             Performance by Secured Party of Grantors’ Obligations.  If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation to do so, may itself, upon prior written notice to the Guarantors (which notice shall not be required during the continuance of an Event of Default), perform or comply, or otherwise cause performance or compliance, with such agreement.  The actual out-of-pocket expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate equal to the amount set forth in the Loan Agreement, shall be payable, jointly and severally, by the Grantors to the Secured Party on demand and shall constitute Obligations secured hereby.

8.             Proceeds.

(a)           In addition to the rights of the Secured Party specified in Section 3(d) and (e) with respect to payments of Receivables, it is agreed that during an Event of Default all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held in an account subject to an Account Control Agreement, or at Secured Party’s request, be held by the Grantors in trust for the Secured Party, segregated from other funds of the Grantors, and shall, forthwith upon receipt by any Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly endorsed by such Grantor to the Secured Party if required), and held by the Secured Party in a Collateral Account maintained under the sole dominion and control of the Secured Party.  Any and all such Proceeds held by the Secured Party in a Collateral Account (or by any Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided in this Section.

(b)           If an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party may apply all or any part of the Proceeds constituting Collateral, whether or not held in any Collateral Account, and any Proceeds of the Pledge Agreement, the Guarantee or any other Loan Document, or otherwise received by the Secured Party, against the Obligations (whether matured or unmatured), such application to be in such order as the Secured Party shall elect, unless otherwise provided in the Loan Documents.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Loan Agreement terminated shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

9.             Remedies.  If an Event of Default shall occur and be continuing, the Secured Party, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released.  Each Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at any Grantor’s premises or elsewhere.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable and actual costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party arising out of the exercise by the Secured Party hereunder, including, without limitation, reasonable and actual attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, unless otherwise provided in the Loan Documents, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the Secured Party account for the surplus, if any, to the Grantors.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

10.           Grant of License to Use Patent, Trademark and Copyright Collateral.  For the purpose of enabling the Secured Party to exercise rights and remedies under Section 9 hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any of the Copyrights, Patents and Trademarks, now owned or hereafter acquired by any Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored.  The use of such license by the Secured Party shall be exercised, at the option of the Secured Party for any purpose appropriate in connection with the exercise of remedies hereunder, only upon the occurrence and during the continuance of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.  The Secured Party agrees to apply the net proceeds received from any license as provided in Section 8 hereof.

11.           Limitation on Duties Regarding Presentation of Collateral.  The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees, agents or advisors shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party or any Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, agents or advisors shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

12.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

13.           Execution of Financing Statements.  Pursuant to Section 9-402 of the Code, each Grantor hereby authorizes the Secured Party to file financing statements with respect to the Collateral without the signature of such Grantor in such form and in such filing offices as the Secured Party reasonably determined appropriate to perfect the security interests of the Secured Party under this Agreement.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

14.           Notices.  Notices, requests and demands to or upon the Secured Party or any Grantor hereunder shall be effected in the manner set forth in Section 10.6 of the Loan Agreement.

15.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.           Paragraph Headings.  The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

17.           No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 18 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

18.           Waivers and Amendments; Successors and Assigns; Governing Law.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Secured Party, provided that any provision of this Agreement may be waived by the Secured Party in a written instrument executed by the Secured Party.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party, its successors and assigns.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	/s/ Joseph Macchione
	Name:	Joseph Macchione
	Title:	Vice President & Secretary

COLLEGE PARK MANAGEMENT LLC, a
Florida limited liability company

By:	/s/ Joseph Macchione
	Name:	John Ferer
	Title:	Assistant Vice President

COLLEGE PARK MANAGEMENT TRS, INC.,
a Delaware Corporation

By:	/s/ John Ferer
	Name:	John Ferer
	Title:	Assistant Vice President

GMH MILITARY HOUSING, LLC, a Delaware
limited liability company

By:	/s/ John Ferer
	Name:	John Ferer
	Title:	Assistant Vice President

GMH MILITARY HOUSING INVESTMENTS
LLC, a Delaware limited liability

By:	/s/ John Ferer
	Name:	John Ferer
	Title:	Assistant Vice President

GMH COMMUNITIES TRS, INC., a Delaware
corporation

By:	/s/ Joseph Macchione
	Name:	Joseph Macchione
	Title:	Vice President

GMH COMMUNITIES TRUST, a Maryland real
estate investment trust

By:	/s/ Joseph Macchione
	Name:	Joseph Macchione
	Title:	Executive Vice President & Secretary

GMH COMMUNITIES SERVICES, INC., a
Delaware corporation

By:	/s/ Joseph Macchione
	Name:	Joseph Macchione
	Title:	Vice President

Schedule I

NAMES, FORM OF ORGANIZATION AND LOCATION OF GRANTORS

Legal Name: GMH Communities, LP
Type of Organization: Limited Partnership
State of Incorporation/Organization:  Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name: College Park Management, LLC
Type of Organization: Limited Liability Company
State of Incorporation/Organization: Florida
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name: GMH Communities Services, Inc.
Type of Organization: Corporation
State of Incorporation/Organization: Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records: 10 Campus Boulevard, Newtown Square, PA  19073

Legal Name:  GMH Communities Trust
Type of Organization:  Real Estate Investment Trust
State of Incorporation/Organization: Maryland
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name: GMH Communities TRS, Inc.
Type of Organization:  Corporation
State of Incorporation/Organization: Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name:  GMH Military Housing, LLC
Type of Organization:  Limited Liability Company
State of Incorporation/Organization: Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name:  GMH Military Housing Investments, LLC
Type of Organization:  Limited Liability Company
State of Incorporation/Organization: Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Legal Name:  College Park Management TRS, Inc.
Type of Organization:  Corporation
State of Incorporation/Organization: Delaware
Prior Names: None
Chief Executive Office/Chief Place of Business and Location where Grantor maintains Receivables records:  10 Campus Boulevard, Newtown Square, PA  19073

Schedule II

Investment Property

College Park Management, LLC

      Money Market account — 2000018262980  (Wachovia)

Schedule III

Deposit Accounts

GMH Communities, LP

Central depository account/ZBA is tied to this account - 2000012962189 (Wachovia)

Payroll account - 2000012962192 (Wachovia)

ZBA clearing account  - 2000012962215 (Wachovia)

Bank account to be closed (unknown as to purpose) - 2000018262980 (Wachovia)

College Park Management TRS, Inc.

        Merrill Lynch — checking account — 216-07702

Schedule IV

Inventory and Equipment

The Grantors own various items of equipment and inventory used in the normal course of their respective operations. With respect to the student and military housing segments, the properties and projects operate inventory and equipment (such as computers, office equipment, tanning beds, televisions, game room-related items, furniture and appliances) that are located on the site of the property and are primarily owned by the property-level entity with respect to such property; however, some items may be owned through the direct purchase by GMH Communities, LP. With respect to the corporate operations of GMH Communities Trust, general office-related equipment located at the corporate headquarters building is generally owned by GMH Communities, LP.

Schedule V

Copyrights, Copyright Licenses

None.

Schedule VI

Patents and Patent Licenses

None.

Schedule VII

Trademarks and Trademark Licenses

See attached Schedule A.